UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2025
ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1800 Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

512-437-2700
(Registrant’s Telephone Number, including Area Code)
None
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	The Nasdaq Capital Market
Series A Junior Participating Preferred Share Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement.
Equity Purchase Agreement

On July 1, 2025, Asure Software, Inc. (the “Company”) acquired 100% of the membership interests of Lathem Time 2025, LLC, a Delaware limited liability company (f/k/a Lathem Time Corporation, a Georgia corporation) (“Lathem”), pursuant to that certain Equity Purchase Agreement (the “Agreement”), by and among Pendulum Holding, Inc. (the “Seller”), the equityholders of Pendulum Holding, Inc., Lathem and the Company. The purchase price paid by the Company to the Seller is $39.5 million, subject to certain adjustments, as set forth in the Agreement, based on working capital and inventory costs (the “Lathem Transaction”). The Agreement includes customary confidentiality, non-competition, non-solicitation, non-interference, and indemnification provisions, and the parties are subject to customary representations and warranties as provided therein. Lathem is primarily a provider of time and attendance products.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Credit Agreement

Also on July 1, 2025, the Company entered into a Limited Consent, Amendment No. 1 and Joinder (the “Amendment”) to that certain Credit, Security and Guaranty Agreement (the “Credit Agreement”), dated as of April 10, 2025, by and among the Company and its direct and indirect subsidiaries (including Lathem), MidCap Financial Trust (“MidCap”) and the lenders from time to time party thereto (the “Credit Agreement,” and, together with the Amendment, the “Amended Credit Agreement”), pursuant to which Lathem was added as a guarantor under the Amended Credit Agreement, the lenders consented to the Lathem Transaction as a “Permitted Acquisition” and the Company, MidCap and lenders agreed to increase the minimum liquidity threshold from $6.0 million to $7.5 million. Also, in connection with the Amendment and the consent to the Latham Transaction, the Company agreed to increase the final payment fee paid to the lenders at the time of final payment under the loan from 1.00% to 2.00% of the amount advanced thereunder except in the case of a refinance of the loan with MidCap and the lenders, in which case, the unaccrued portion of that fee would be waived.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 under the heading “Equity Purchase Agreement” is incorporated herein by reference into this Item 2.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.
On June 30, 2025, and to finance the closing proceeds for the Lathem Transaction, the Company borrowed the remaining $40 million available under the Credit Agreement. The Company will use any remaining portion of these loan proceeds for future Permitted Acquisitions (as defined in the Credit Agreement).

There was no change to the interest payable on the outstanding loan balance or the Company’s payment terms under the Credit Agreement. Prior or to April 1, 2029 (the “Amortization Start Date”), the Company must make interest-only payments on the outstanding loan balance. Commencing on the Amortization Start Date and continuing on the first day of each calendar month thereafter, the Company will pay an amount equal to the total principal of the outstanding loan balance divided by twelve (12), for a twelve (12) month straight-line amortization of equal monthly principal payments. Also on a monthly basis, the Company must pay an administrative agency fee to MidCap calculated based on the average end-of-day principal balance of the Loans outstanding during the immediately preceding month.

The maturity date of the loan, as provided under the Credit Agreement, is April 1, 2030.

The information set forth in Item 1.01 under the headings “Equity Purchase Agreement” and “Amendment to Credit Agreement” is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*
Equity Purchase Agreement, dated July 1, 2025, by and among Pendulum Holding, Inc., the equityholders of Pendulum Holding, Inc., Lathem Time 2025, LLC (f/k/a Lathem Time Corporation) and Asure Software, Inc.

10.1*
Limited Consent, Amendment No. 1 and Joinder (the “Amendment”) to Credit, Security and Guaranty Agreement, dated July 1, 2025, by and among Asure, Software, Inc., Asure Operations LLC, Asure Customer & IP Holdco LLC, Asure Payroll Tax Management LLC, Asure Benefits Management LLC, Asure Treasury Management, LLC, Lathem Time 2025, LLC, MidCap Financial Trust and the lenders from time to time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*    Certain schedules and similar attachments to this agreement have been omitted pursuant to Item 601(a)(5) of Rule S-K. The Company undertakes to furnish supplementally a copy of all omitted schedules and attachments to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: July 1, 2025	By:	/s/ John Pence
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer